UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2008

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                (b)           Departure of Directors.  Messrs. Pedro A. Arias, Eugene Linden and Lap Wai Chan resigned from the Board of Directors (the “Board”) of Polymer Group, Inc. (the “Company”) on May 22, 2008.

                (d)           Appointment of Director.  On May 22, 2008, the Board appointed Mark Patterson as a director to fill Mr. Chan’s unexpired term.  Mr. Patterson will serve until the 2009 annual meeting of stockholders of the Company, until his successor is duly elected and qualified or until his death, resignation or removal, in accordance with the Company’s Amended and Restated By-laws and the Shareholders Agreement, dated March 2003, as amended on December 20, 2004, by and among the Company, MatlinPatterson Partners and certain other shareholders (the “Shareholders Agreement”).  A description of the Shareholders Agreement is set forth in the “Certain Relationships and Related Transactions” section of the Company’s Proxy Statement dated April 25, 2008 and filed with the Securities and Exchange Commission.  Mr. Patterson was also appointed to the Restricted Stock Committee of the Board.  Mr. Patterson is Chairman of MatlinPatterson Global Advisers LLC, an affiliate of MatlinPatterson Global Opportunities Partners LP, the majority shareholder of the Company, and previously served on the Board from December 2006 to September 2007.  As a principal in MatlinPatterson Advisers, Mr. Patterson is not entitled to receive any fees for his services on the Board.

                (e)           Adoption of Compensation Plan.  On May 22, 2008, at the annual meeting of stockholders, the Company approved the 2008 Long-Term Stock Incentive Plan (the “Plan”).  The Company may grant awards under the Plan to its employees, including its Chief Executive Officer, Chief Financial Officer and other executive officers.  Awards may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards and performance awards.  The Plan is administered by the Compensation Committee of the Board.  The Compensation Committee has the full authority to select the recipients of awards under the Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards.

In some cases, the Compensation Committee may intend a grant of restricted stock, restricted stock units or a stock award to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions.  The performance goals established by the Compensation Committee must be objectively determinable and will be based on one or more of the following:  (a) stock price; (b) earnings per share (basic or diluted); (c) net income; (d) pre-tax operating income; (e) earnings (including after-tax earnings or earnings before or after any one or more of interest, taxes, depreciation and amortization) or a multiple of earnings; (f) profits (including gross or net profits; after-tax profits or pre-tax profits); (g) revenues; (h) revenue growth; (i) cash flow, free cash flow, cash flow return on investment, or net cash flow; (j) gross margins; (k) financial return ratios; (l) stockholder return; (m) return on equity; (n) return on investment; (o) return on assets; (p) return on net assets; (q) return on capital; (r) reduction of debt; (s) debt rating; (t) debt to equity ratio; (u) debt to capitalization ratio; (v) consummation of debt offerings; (w) consummation of equity offerings; (x) sales; (y) expense reduction levels; (z) growth in assets, sales or market share; (aa) share count reduction; or (bb) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, customer satisfaction goals, cost targets, safety goals, or goals relating to acquisitions or divestitures.  Performance goals may be expressed by reference to (1) one or more divisions, business units or subsidiaries; (2) the Company and/or its subsidiaries as a whole, or (3) any combination of the foregoing.  Performance goals also may be expressed by reference to the participant’s individual performance with respect to any of the criteria.  The Compensation Committee may specify that the performance goals shall be determined either before or after taxes and shall be adjusted to exclude specified items.  The Compensation Committee also can establish subjective performance goals, but the subjective performance goals generally may be used only to reduce (and not increase) awards to certain executive officers.  The Compensation Committee generally cannot waive the performance goal requirements except in the case of the death or disability of the recipient or as otherwise provided under the Plan in the event of a change in control.  The Compensation Committee may, in its discretion, grant awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

The Board of Directors may at any time amend, suspend or terminate the Plan in whole or in part for any purpose, but such action may be subject to stockholder approval in certain circumstances.  Unless terminated earlier, the Plan will terminate ten years from its adoption by the Board of Directors.

                The Company has reserved 425,000 shares of its Class A Common Stock for issuance under the Plan, subject to certain adjustments.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which was filed as Annex I to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2008, and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan (incorporated by reference to Annex I to the Definitive Proxy Statement on Schedule 14A filed on April 25, 2008)
99.2	Form of Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: May 29, 2008	By:	/s/ Daniel L. Rikard
Daniel L. Rikard
Vice President, General Counsel and Secretary